Exhibit 99.1

News Release

FIRST BANCORP. RECEIVES REGULATORY APPROVAL FOR ACQUISITION OF BANCO SANTANDER PUERTO RICO

Company Release – July 28, 2020

SAN JUAN, Puerto Rico--(BUSINESS WIRE) -- First BanCorp. (the “Corporation”) (NYSE: FBP), the bank holding company for FirstBank Puerto Rico (“FirstBank”), announced today that it has received the requisite regulatory approvals from the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and the Office of the Commissioner of Financial Institutions of Puerto Rico for FirstBank to consummate the previously announced acquisition of the Puerto Rico operations of Banco Santander Puerto Rico (“Santander”). Subject to the satisfaction of the remaining customary conditions to closing, the Corporation expects to complete the acquisition by September 1, 2020.

On a pro forma basis based on June 30, 2020, upon closing of the transaction, FirstBank expects to have approximately $18.8 billion in assets, a $12 billion loan portfolio, $15.4 billion of deposits, and approximately 650,000 customers. In addition, FirstBank expects to have 450 ATMs, 73 branches, and more than 3,500 employees across the Corporation.

Aurelio Alemán, President and Chief Executive Officer of the Corporation, commented: “We are very pleased to have received regulatory approvals for this transformational transaction for our Corporation. We expect that this acquisition will significantly improve our scale and competitiveness in Puerto Rico and will be financially compelling to optimize the use of our excess capital.”

“We have been preparing for a strategic transaction of this magnitude and have been working diligently on integration planning. The Santander team expands our talent bench in retail, commercial and business banking. First BanCorp will become a stronger competitor in Puerto Rico with the scale and breadth to better serve customers, and further our investments in innovation and talent development. We are greatly appreciative of expanding our client base and we will work hard to continue enhancing our portfolio of products, services and channels to meet their needs and exceed their expectations.”

Upon closing and for a transitional period until the conversion of systems is completed, FirstBank plans to continue using certain of Santander’s technology platforms on a transitional basis. As a result, current Santander customers will continue to transact as they currently do without any impact to their service as a result of the transaction.  In addition, upon closing of the transaction, Santander’s customers will be able to use all FirstBank ATMs without out of network fees.

News Release

About First BanCorp.

First BanCorp. is the parent corporation of FirstBank Puerto Rico, a Puerto Rico-chartered commercial bank with operations in Puerto Rico, the U.S. and British Virgin Islands and Florida, and of FirstBank Insurance Agency, LLC. Among the subsidiaries of FirstBank Puerto Rico are First Federal Finance Limited Liability Company and First Express, Inc., both small loan companies. First BanCorp’s shares of common stock trade on the New York Stock Exchange under the symbol “FBP.”

Safe Harbor

This press release may contain “forward-looking statements” concerning the Corporation. The words or phrases “expect,” “anticipate,” “intend,” “look forward,” “should,” “would,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created by such sections. Such forward-looking statements are subject to known and unknown risks, uncertainties and contingencies that may cause actual results to differ materially from the expectations, intentions, beliefs, plans, estimates or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to the factors described in the Corporation’s Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other filings with the SEC. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements, except as required by the federal securities laws.

First BanCorp.
John B. Pelling III
Investor Relations Officer
787-729-8003
john.pelling@firstbankpr.com

Source: First BanCorp.